EXHIBIT 10.18

                                    PUT AGREEMENT
                                    _____________

          PUT AGREEMENT, dated as of March 1, 2000, (as amended, modified or supplemented from time to time, this "Agreement") among Keith A. Meister ("KM"), Todd A. Meister ("TM") and Jackpot Enterprises, Inc., a Nevada corporation (the "Company").

          WHEREAS, KM and TM each own 49.5% of the membership interests (the "Membership Interests") of Meister Brothers Investments LLC, a Delaware limited liability company ("MBI");

          WHEREAS, the Company desires to grant to each of KM and TM the option to sell to the Company their respective Membership Interests in MBI in exchange for shares of the Company; and

          WHEREAS, each of KM and TM desire to accept such option.

          NOW THEREFORE, in consideration of the agreements, premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Put Option. The Company hereby grants to each of KM and TM an option to sell to the Company, and the Company shall be obligated to purchase from each of KM and TM under such option (each a "Put Option" and collectively, the "Put Options"), any or all of the Membership Interests in MBI held by each of them in exchange for the Option Shares (as defined below). The Put Options may be exercised at any time, and from time to time, after the first to occur of (i) September 1, 2001 (the "Portfolio Valuation Date") or (ii) the date the Portfolio Value is fixed at $4 million pursuant to Section 2 below, but in no event shall the Put Options become exercisable any earlier than the first anniversary of the date of this Agreement. The Put Options shall each expire on the fourth anniversary of the date of this Agreement (the "Put Period").

         2. Option Shares. If either KM or TM exercises his Put Option during the Put Period (which may be exercised in whole or in part, and from time to time), he shall be entitled to receive from the Company in exchange for the Membership Interests in MBI being sold by him pursuant to such exercise, that number of shares of the Company's Common Stock, par value $0.01 per share (the "Option Shares"), equal to (i) his percentage ownership interest in MBI being sold by him (as adjusted in the succeeding sentence) multiplied by (ii) the quotient obtained by dividing (A) the Portfolio Value (as defined below) by (B) $9.06; provided, however, that it is understood that the number of Option Shares shall never be less than 275,938 nor greater than 441,501, appropriately adjusted to reflect any stock split, dividend or similar transaction by the Company occurring after the date hereof. For purposes of the preceding sentence, the ownership percentage being sold shall be divided by .99 (reflective of KM's and TM's combined ownership interest in MBI LLC, and which amount will be further adjusted, as necessary, to take into account the issuance of any additional equity interests in MBI).

          (a) For purposes of this Put Agreement, the "Portfolio Value" shall be the sum of the Value (as calculated below), as of Portfolio Valuation Date, of all of the portfolio company investments (each a "Portfolio Company," and collectively the "Portfolio Companies") held by MBI and Meister Brothers Investments LP, a Delaware limited partnership ("MBI LP"), as of the date hereof; provided, however, that if at any time prior to the Portfolio Valuation Date it is determined, in accordance with Section 2(b) hereof, that the Portfolio Value equals or exceeds $4 million, then the Portfolio Value shall be fixed at $4 million as of such date. The "Value" of a Portfolio Company, as of a given date, shall be determined by multiplying the number of shares of common stock, preferred stock, convertible securities or other equity like securities of a Portfolio Company held by MBI and MBI LP as of the date hereof by one of the following (in the following descending order of priority):

               (1) in the case of a Portfolio Company Acquisition (as defined below) and thereafter, the purchase price per share paid for MBI's or MBI
LP's interests in the Portfolio Company or the amount receivable per share upon distribution by the Portfolio Company of the proceeds from the sale of its assets, applying principles similar to those set forth in this Section
2(a) for purposes of determining the value of any third party securities received in payment for the stock or assets;

               (2) in the case of an initial public offering of a Portfolio Company's common stock (an "IPO") and thereafter unless a subsequent valuation is available as determined pursuant hereto, the price per share at which the common stock of the Portfolio Company sold in such IPO was priced by the Portfolio Company and its underwriters
(utilizing the common equivalent of the shares held by MBI or MBI LP);

               (3) at anytime after the Portfolio Company's common stock begins to be publicly traded following an IPO or any other event by which a public market exists for its securities, by the twenty (20) day trailing average closing price or closing bid price of the Portfolio Company's common stock on the principal market on which such shares are traded so long as such shares have been trading for a period of at least twenty (20) trading days
(utilizing the common equivalent of the shares held by MBI or MBI LP); or

               (4) in the case of the consummation of a third party arms-length equity financing of the Portfolio Company subsequent to the date hereof and thereafter unless a subsequent valuation is available as determined pursuant hereto, by the effective price per share of the Portfolio Company's common stock, preferred stock, convertible securities or other equity like securities upon consummation of such financing; or

               (5)  absent the occurrence of one or more of the valuation events
set forth in subclauses (1)   (4) above, the Portfolio Value of a Portfolio
Company shall be equal to MBI's or MBI LP's original cost to invest in the Portfolio Company.

A "Portfolio Company Acquisition" means (i) the acquisition of the Portfolio Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Portfolio Company), or (ii) any distribution by the Portfolio Company, by dividend or otherwise, of any of the proceeds to the stockholders of the company from a sale of all or substantially all of the assets of the company.

          (b) At anytime prior to the Portfolio Valuation Date when the Portfolio Value is at least $4 million, KM or TM may send to the Company a notice setting forth the Portfolio Value (a "Valuation Notice"), and as soon as practicable after the Portfolio Valuation Date, and if the Portfolio Value has not been fixed then prior to the Portfolio Valuation Date, KM or TM shall send to the Company such a notice. If the Company disputes such valuation, the Company shall have ten (10) days after the date of delivery of the Valuation Notice to send a notice to KM and TM disputing the Portfolio Value (the "Dispute Notice"). If the party who sent the Valuation Notice does not receive a Dispute Notice within such ten (10) day period, the Portfolio Value shall be fixed at the value set forth in the Valuation Notice as of the close of business on the last day of such period, subject to the proviso in Section 2(a) above. If a Dispute Notice is received by KM and TM within such period, the parties shall have an additional ten (10) day period in which to resolve the dispute. If the parties have not agreed on the Portfolio Value within such additional ten (10) day period, then the issues in dispute shall be submitted to a big five firm of independent public accountants selected by KM and TM (but not in any way associated with any of KM, TM, or the Company) and approved by the Company, which approval shall not be unreasonably withheld. The determination by such firm of independent public accountants regarding the Portfolio Value shall be final and binding upon the parties.

          3. Exercise of Put Options. The Put Options may be exercised by the exercising party giving written notice to the Company of the exercising party's election to exercise the option. The notice shall set forth the date of the Option Closing (as defined below), which date shall be no more than 30 days after the date of such notice.

          4. Option Closing. The closing for the purchase and sale of MBI Membership Interests upon exercise of a Put Option shall take place at the offices of the Company on the date specified in the notice of exercise (the "Option Closing"). At an Option Closing, the exercising party shall deliver to the Company a certificate signed by him certifying that each of the representations and warranties set forth in Section 5 below are true and correct as of the date of the Option Closing. In consideration therefore, the Company shall deliver to the exercising party (i) a certificate signed by an authorized officer of the Company certifying that each of the representations and warranties set forth in Section 6 below are true and correct as of the date of the Option Closing and (ii) the certificate or certificates evidencing the Option Shares.

          5. Representations and Warranties by KM and TM. KM and TM each represent and warrant to the Company, severally and not jointly, the following:

           Authorization. This Agreement has been duly executed and delivered by him and (assuming the due authorization, execution and delivery by the Company) constitutes the valid, legal and binding obligation of him, enforceable against him in accordance with its terms, except as may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
                Defaults. Neither the execution and delivery of this Agreement nor the consummation by him of the transactions contemplated hereby will (i) result in the creation or imposition of any lien, charge or encumbrance upon his Membership Interests or (ii) violate any law, statute, judgment, decree, injunction, order, writ, rule or regulation applicable to him.
                Consents. No authorization, consent, approval, permit, license of or filing with any governmental authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance by him of this Agreement.
                Title to the Membership Interests. He has good and marketable title to his Membership Interests being sold, free and clear of all liens, claims and encumbrances of any nature.

                Acquisition of the Option Shares Entirely for Own Account. The Option Shares to be issued to him upon the exercise of his Put Option will be acquired for investment for his own account, not as a nominee or agent, and not with a view to his distribution of any part thereof, and he has no present intention of selling, granting any participation in, or otherwise distributing the same. He does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any other person, with respect to any of the Option Shares received hereunder.

                Reliance Upon Representations. He understands that the Option Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other federal or state securities laws, and, in reliance on his representations set forth in this Agreement, the sale provided for in this Agreement is exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

                Accredited Investor. He is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, who by reason of his business and financial experience has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the Option Shares and, having had access to or having been furnished with all such information as it has considered necessary (including, without limitation, the Company's most recent Annual Report on Form 10-K (the "10-K") for the fiscal year ending June 30, 1999, has concluded that he is able to bear those risks.

                Knowledge and Experience; Receipt of Information. He has such knowledge and experience in financial and business matters and has received all the information it considers necessary or appropriate for deciding whether to accept the Option Shares in exchange for his Membership Interests in MBI. He further represents that he has had an opportunity to ask questions and receive answers from the Company and its officers and representatives regarding the business, properties, prospects and financial condition of the Company and to obtain additional information necessary to verify the accuracy of any information furnished to him or to which he otherwise had access.

                Restricted Securities.  He understands that the Option
Shares may not be sold, transferred or otherwise disposed of without registration under the Securities act or an exemption therefrom. In particular, he is aware that the Option Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

                Legends. Each certificate evidencing the Option Shares shall be endorsed with the following legend and he covenants that, except to the extent such restrictions are waived by the Company, he shall not transfer the Option Shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OR TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT."

          6.  Representations and Warranties by the Company.

          Organization. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

          Authorization. The Company has full corporate power and authority to execute and deliver this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporation action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery by KM and TM) constitutes the valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          Conflicts; Defaults. Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (i) result in a violation or breach of the Certificate of Incorporation or the By-laws of the Company or, any agreement, indenture or other instrument to which the Company is a party or under which the Company is bound or (ii) violate any law, statute, judgment, decree, injunction, order, writ, rule or regulation applicable to the Company.

          Capitalization. The authorized capital stock of the Company consists of (i) 60,000,000 shares of common stock, of which 10,132,594 shares are issued and outstanding and 1,258,624 are held in treasury as of the date hereof, and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding as of the date hereof. Other than outstanding stock option agreements with certain of the Company's directors and employees and certain outstanding warrants, there are no subscription, option, warrants, calls, rights, agreements or commitments to which the Company is a party requiring and there are no convertible securities of the Company outstanding which upon conversion would require the issuance of any additional shares of the Company's capital stock.

          Litigation. There is no action, suit, or proceeding pending, or to the knowledge of the officers of the Company threatened, against the Company or its subsidiaries before any court or arbitrator or governmental or regulatory authority which questions the validity of, or threatens to enjoin, any action taken or to be taken pursuant to or in connection with this Agreement.

          The Option Shares. The Option Shares have been duly authorized by all necessary corporate action of the Company, and when issued pursuant to the terms of this Agreement, will be validly issued and fully paid and non-assessable. The Option Shares will be free and clear of all pledges, liens and encumbrances, other than restrictions on transfer under this Agreement and applicable federal and state securities laws.

          Financial Statements. The Company has previously furnished to KM and TM the Company's Form 10-K for the fiscal year ended June 30, 1999. The financial statements fairly present the financial position of the Company as of the date thereof and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP and applied in a manner consistent with past practice.

          Absence of Certain Changes or Events. Since June 30, 1999, there has been no material adverse change in the business, assets or financial condition of the Company.

          7. Adjustment of Option Shares. In the event the Company shall subdivide or split its outstanding common stock into a smaller or larger number of shares or combine its outstanding common stock into a smaller number of shares, the denominator used in Section 2 to determine the number of Option Shares that KM and TM shall be entitled to receive upon exercising their Put Options shall be adjusted so that KM and TM thereafter shall be entitled to receive upon exercising their Put Options that number of shares of the Company's common stock which it would have been entitled to receive had such Put Option been exercised immediately prior to the happening of such event.

          8. Registration Rights. The Company hereby agrees to use its best efforts to register any issued Option Shares under the Securities Act immediately following the exercise of a Put Option.

          9. Change in Control. In the event of a Change in Control (as defined below) in the Company, the Put Options shall immediately become exercisable and the Portfolio Value shall be fixed at $4 million. For purposes of the preceding sentence, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

               (1) a change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or;

               (2) any person or other entity (other than any of the Company's subsidiaries or any employee benefit plan sponsored by the Company or any of its subsidiaries) including any person as defined in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company; or

               (3) during any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or
               (4) the Company's common stock shall cease to be publicly traded; or

               (5) the Company's Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

               (6) the Company's Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in (3) or (4) above, and such transaction shall have been consummated.

For purposes hereof, "Continuing Directors" shall mean (x) the directors of the Company in office as of the date of this Agreement and (y) any successor to any such director and any additional director who after the date of this Agreement was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection.

          10.  Miscellaneous.

               Expenses. Each party hereto shall pay all of its own expenses in connection with the execution of and the transactions contemplated by this Agreement, including, without limitation, the payment of all transfer taxes and all fees and expenses of counsel and other advisers.

               Reorganization Treatment. Absent a change in law, the Company agrees that the exchange of any Membership Interests shall be treated by it as a reorganization under section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), provided that immediately after such exchange the Company owns at least 80% of the outstanding Membership Interests of MBI. The Company shall not take any action or fail to take any action that would cause the disqualification of such exchange as a reorganization under Section 368(a) of the Code.

               Termination. This Agreement shall continue until, and shall terminate immediately upon the earlier of (i) the date a written agreement of termination is executed by each of the Company, KM and TM or (b) the fourth anniversary of the date of this Agreement.

               Notices. All notices, requests and other communications under this Agreement shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given if delivered personally, or sent by either certified or registered mail, return receipt requested, postage prepaid by overnight courier guaranteeing next day delivery, or by telecopier (with telephonic or machine confirmation by the sender, addressed as follows (or to such other address, including facsimile number, as shall have been designated by the recipient in writing):

                                        If to KM and/or TM:

                                        Keith Meister
                                        285 Lafayette Street
                                        New York, NY 10012
                                        Facsimile No.:  212-502-6201

                                        With required copies to:

                                        Jeffrey S. Klein, Esq.
                                        Weil, Gotshal & Manges LLP
                                        767 Fifth Avenue
                                        New York, NY  10153
                                        Facsimile No.:  212-310-8007

                                        If to the Company:

                                        Jackpot Enterprises, Inc.
                                        1110 Palms Airport Drive
                                        Las Vegas, Nevada  89119
                                        Attn:  President
                                        Facsimile No.:  307-733-4935

                                        With required copies to:

                                        Alan I. Annex
                                        Camby Karlinsky & Stein LLP
                                        1740 Broadway
                                        New York, NY  10019
                                        Tel.:  212-830-5764
                                        Facsimile No.:  212-977-8389
                                        E-mail:  aannex@ckslaw.com

            All such notices, requests and other communications shall be deemed to have been received on the date of delivery thereof (if delivered by hand), on the third business day after the mailing thereof (if mailed), on the next day after the sending thereof (if by overnight courier) and when receipt is confirmed as provided above (if telecopied).

            Complete Agreement; Amendment. This Agreement constitutes the complete understanding of the parties with respect to its subject matter and supersedes any other agreement or understanding relating thereto. No amendment, change or modification of this Agreement shall be valid, binding or enforceable, unless the same shall be in writing and signed by each of the parties hereto.

            Waiver. No failure or delay on the part of KM, TM or the Company or any of them in exercising any right, power or privilege hereunder, and no course of dealing between KM, TM or the Company, shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which the parties hereto would otherwise have.

            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

            Governing Law; Waivers. This Agreement shall be governed by, construed and enforced in accordance with the laws of the state of New York
without giving effect to the conflict of laws provisions thereof.   Each of
the parties hereto submits to personal jurisdiction and waives any objection as to venue in the State of New York. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 8(c) hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

            Benefit and Binding Effect; Assignment. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. No parties hereto shall assign (other than by will or bequest) his or its rights hereunder or any interest herein without the prior written consent of each of the other parties hereto.

            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   /s/ Keith A. Meister
                                   ______________________________
                                   Keith A. Meister


                                   /s/ Todd A. Meister
                                   ______________________________
                                   Todd A. Meister


                                   JACKPOT ENTERPRISES, INC.

                                   By: /s/ Allan R. Tessler
                                   ______________________________
                                   Name:  Allan R. Tessler
                                   Title: Chief Executive Officer